EXHIBIT 10.43

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION



In re                                 In Proceedings Under Chapter 11

BRIDGE INFORMATION SYSTEMS,           Case No. 01-41593-293
INC.

                  Debtor.             Honorable David P. McDonald
                                      United States Bankruptcy Judge
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                 STIPULATION AND ORDER BY AND AMONG AT&T CORP.,
             BRIDGE INFORMATION SYSTEMS, INC., AS DEBTOR AND DEBTOR-
              IN-POSSESSION, AND SAVVIS COMMUNICATIONS CORPORATION

         AT&T Corp. ("AT&T"), Bridge Information Systems, Inc., its related debtor entities ("Bridge"), and Savvis Communications Corporation ("Savvis")(collectively "Bridge/Savvis")("AT&T", "Bridge" and "Savvis" are collectively referred to as the "Parties"), by and through their respective counsel of record, and having been fully advised and informed, do hereby stipulate and agree as follows:
                                    RECITALS

         A. Bridge and 21 related entities filed a voluntary bankruptcy petitions under Chapter 11 of the United States Bankruptcy Code on February 15, 2001 (the "Petition Date").

         B. Bridge has continued to operate its business and manage its assets as a debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. Savvis is an affiliate of Bridge, has not filed a bankruptcy petition, and is not a debtor or debtor-in-possession.

         C. AT&T provides certain telecommunications and related service to Bridge and Savvis under applicable tariffs and certain agreements between the Parties. AT&T has undertaken to estimate the cost of the services desired by Bridge and Savvis, and has concluded, with the consent of Bridge/Savvis, that in the aggregate, regular recurring charges for such services are expected to run approximately $450,000 per week.

         D. Since the filing of the Bridge bankruptcy cases, AT&T has continued to provide "local service" and "long distance service" (together, "Services") to Bridge and Savvis. In addition, Upon motion of the Debtors, the Court entered an ex parte order on February 16, 2001 (the "Utility Order") compelling AT&T, and other utilities, to continue to render such Services during the pendency of this Chapter 11 case to both Bridge and to Savvis - relative to Services provided by AT&T, and other utilities, directly to Bridge and Services provided to Savvis and then passed through to Bridge (the "Bridge Pass-Through").

         E. Thereafter, pursuant to the provisions set forth in the Utility Order, AT&T sent a demand for additional adequate assurances to the Debtor.

         F. Thereafter, AT&T filed a Motion for an Order (A) Vacating the Utility Order (1) Restraining Utilities from Discontinuing, Altering or Refusing Service Pursuant to 11 U.S.C. ss. 366, and (2) Establishing Procedures for Determining Adequate Assurances and (B) Declaring that AT&T Corp. is Authorized to Terminate Services to Savvis Communications Corporation (the "Motion"). The hearing relative to AT&T's Motion was scheduled for April 4, 2001.

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


         G. The Parties have met and conferred in an effort to resolve disputes concerning the terms under which AT&T will withdraw the Motion, without prejudice, and will continue to render their Services to Bridge/Savvis.

         H. The Parties agree that the total undisputed amount in arrears due to AT&T by Bridge and Savvis through March 31, 2001, excluding costs associated with pre-petition AT&T Services provided directly to Bridge, totals $5,235,000 (the "Undisputed Arrears").

         I. This stipulation and proposed order is intended to resolve the controversies described above, and set forth the terms and conditions under which AT&T will provide Services to Bridge and Savvis during the Chapter 11 proceedings.

                                  STIPULATION

         NOW THEREFORE, in consideration of the foregoing, the Parties hereby stipulate and agree:

         1. Adequate Assurance Payments/Catch-up Payments. To provide adequate assurance of payment to AT&T for Bridge's and Savvis's continued access to and use of AT&T's Services, Bridge/Savvis shall make the following payments:

            a. On  or  before  4:00  p.m.  (Central  Time)  on  April  5,  2001,
               Bridge/Savvis shall pay AT&T a total of $3,000,000, which sum represents (i) a $2,350,000 partial payment of the Undisputed Arrears, (ii) a $200,000 partial refundable security deposit; and
               (iii) a $450,000 payment for Services provided by AT&T to Bridge/Savvis for the week beginning April 2, 2001.

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            b. On or  before  4:00  p.m.  (Central  Time)  on  April  11,  2001,
               Bridge/Savvis shall pay AT&T an additional $250,000 refundable security deposit.

            c. On  or  before  4:00  p.m.   (Central   Time)  on  May  1,  2001,
               Bridge/Savvis shall pay AT&T a total amount of $1,442,500 as partial payment of the Undisputed Arrears.

            d. On  or  before  4:00  p.m.   (Central  Time)  on  May  15,  2001,
               Bridge/Savvis shall pay AT&T a total amount of $1,442,500 as final payment of the Undisputed Arrears (with the payments of the Undisputed Arrears on April 5, 2001 and May 1, 2001, the "Undisputed Arrears Payments").

            e. On or  before  4:00 p.m.  (Central  Time) on April 9,  2001,  and continuing on each Monday thereafter (each, a "Payment Date"), Bridge/Savvis shall pay AT&T a total of $450,000 each week as weekly prepayments for AT&T Services for the week following the date of each such payment (each, a "Weekly Pre-payment(s)"). Additionally, the Weekly Pre-payments shall be adjusted on a retrospective basis to reflect actual usage as set forth below.


            f. All  payments to AT&T shall be made via wire  transfer,  shall be directed in the manner prescribed in written instructions which AT&T has provided to Bridge/Savvis, and shall be accompanied by a


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


               written notice, by 5:00 p.m. (Eastern Time) on the date due (by facsimile or electronic mail), that each wire transfer has been made. The written notice shall be sent to AT&T's counsel as follows:

                          Vincent A. D'Agostino, Esq.,
                             Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                        facsimile number (973) 597-2595
                       email: vdagostino@lowenstein.com.

         2. Reconciliation/Adjustments. AT&T and Bridge agree that from time to time, but in any event not later than the fifteenth (15th) day of each month beginning on May 15, 2001, that the Parties shall confer in order to reconcile and adjust the amounts payable pursuant to this Stipulation, as follows:

         a. Should the Weekly Pre-payments be insufficient or should there be a material increase or decrease in the post-petition charges due AT&T, AT&T or Bridge/Savvis, should either party so request ("Adjustment Request"), is entitled to an immediate increase or decrease in the amount of the Weekly Pre-payments set forth in paragraph 1.e herein, commencing with the Weekly Pre-payment following such Adjustment Request, and such amount shall be equal to the total weekly charges that accrued during the week prior to any Adjustment Request; provided however, in the event Bridge/Savvis or AT&T reasonably and in good faith dispute any Adjustment Request, and Bridge, Savvis and AT&T are unable to resolve any such dispute, Bridge/Savvis shall not be deemed to be in violation or default under this Stipulation and Order so long as Bridge/Savvis petitions the Bankruptcy Court within five (5) business days of the Adjustment Request for resolution of the Adjustment Request, and agrees to abide by such relief as the Bankruptcy Court may order.

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

         b. To the extent that in any given month the charges due AT&T exceed the Weekly Pre-payments made to AT&T by Bridge/Savvis in such month, Bridge/Savvis shall, within three (3) business days of notification by AT&T (a "Deficiency Request"), pay to AT&T sufficient funds to cure the deficiency, provided however, in the event Bridge/Savvis reasonably and in good faith dispute the Deficiency Request, and the Parties are unable to resolve the dispute, Bridge/Savvis shall not be deemed to be in violation or default of this Stipulation and Order so long as Bridge/Savvis petition the Bankruptcy Court within five (5) business days of the Deficiency Request for resolution of the Deficiency Request, and agree to abide by such relief as the Bankruptcy Court may order.

         c. To the extent Bridge/Savvis or AT&T asserts any disputes ("Disputes") with respect to any Adjustment Request or Deficiency Request, Bridge/Savvis or AT&T, as the case may be, shall within two (2) business days of an Adjustment Request or Deficiency Request present a detailed written statement to the other parties which identifies and describes the dispute(s) in question. All written disputes submitted by Bridge/Savvis or AT&T shall be accompanied by supporting documentation to the extent possible. In addition, to the extent that Bridge/Savvis or AT&T assert any Disputes with respect to the Adjustment Request or Deficiency Request, Bridge/Savvis shall pay AT&T the undisputed amount pursuant to the terms set forth in this Stipulation and Order, subject to disgorgement as a result of Court Order pursuant to paragraph 2.a and 2.b hereto.

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


         d. To the extent that in any given month the charges due to AT&T are less than the Weekly Pre-payments made by Bridge/Savvis in such month, AT&T shall be permitted to apply such funds to any outstanding post-petition balance due AT&T. To the extent there is no outstanding post-petition balance due to AT&T, then such amounts shall be credited against the subsequent Weekly Pre-payments which would be due from Bridge/Savvis to AT&T.

         3.  Default.   If  Bridge/Savvis   fail  to  make  any  of  the  Weekly
Pre-payments on a Payment Date, AT&T is authorized to suspend all Services rendered by AT&T to Bridge/Savvis unless, within 48 hours after AT&T provides written notice of such default to Bridge/Savvis, Bridge/Savvis cure such default (the "Weekly Pre-payment Cure Period"). If Bridge/Savvis fail to make any payments, other than the Weekly Pre-payments, provided for in this Stipulation and Order, or if Bridge/Savvis otherwise fail to comply with any other term contained herein, or in any agreement between Bridge, Savvis and AT&T or the tariffs filed by AT&T with the FCC or other regulatory bodies with respect to Bridge/Savvis's post-petition obligations as set forth herein, AT&T is authorized to suspend or terminate all Services rendered by AT&T to Bridge/Savvis unless, within 24 hours after AT&T provides written notice of such default to Bridge/Savvis, Bridge/Savvis cures such default (the "Cure Period"). Any payments by Bridge/Savvis within the Weekly Pre-payment Cure Period and/or the Cure Period shall be made in compliance with paragraph 1.f above. Any notice of default given by AT&T to Bridge/Savvis shall be directed to Bridge's counsel and Savvis's counsel as follows:

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


                  AS TO BRIDGE:
                  ------------
                  Thomas Moloney, Esq.
                  Seth Stuhl, Esq.
                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006-1470
                  212-225-2136 (telephone); 212-225-3999 (facsimile)

                  -with a copy to-

                  Sanker Krishnan
                  Bridge Information Systems, Inc.
                  3 World Financial Center
                  27th Floor
                  New York, New York  10281
                  212-372-7100 (telephone); 212-372-7190 (facsimile)

                  AS TO SAVVIS:
                  ------------
                  Robert H. Brownlee, Esq.
                  Thompson Coburn LLP
                  One Firstar Plaza
                  St. Louis, Missouri  63101
                  314-552-6000 (telephone); 314-552-7000 (facsimile)

                  -with a copy to-

                  Steven M. Gallant, Esq.
                  Vice President and General Counsel
                  Savvis Communications Corporation
                  717 Office Parkway
                  St. Louis, Missouri  63141
                  314-468-7517 (telephone); 314-468-7550 (facsimile)

Notice is hereby deemed received when faxed by AT&T (and actually received by Bridge/Savvis based upon a facsimile confirmation sheet). Should Bridge/Savvis fail to cure their default within the Monthly Pre-Payment Cure Period or the Cure Period after receipt of such notice, the automatic stay of 11 U.S.C. ss.362(a) shall terminate and the Utility Order shall be vacated (solely and exclusively with respect to AT&T), without further notice or hearing, to permit AT&T to immediately suspend or terminate all Services rendered to both Bridge and Savvis and to offset

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

against any deposit or Weekly Pre-payment held by AT&T with respect to outstanding Bridge/Savvis obligations owed to AT&T (excluding pre-petition Bridge direct accounts). In addition, in the event that Bridge/Savvis fail to make any of the payments set forth herein, including the Weekly Pre-payments, within the Weekly Pre-payment Cure Period or Cure Period, AT&T reserves any and all rights to pursue outstanding amounts owed to AT&T by Bridge and Savvis.

         4. Reconciliation of Disputed Amounts Not Included in the Undisputed Arrears. The Parties agree to continue their efforts in reconciling any disputed amounts that are not included in the Undisputed Arrears. Once the Parties have completed and agreed upon their reconciliation, Bridge/Savvis will pay the agreed upon amount within ten (10) business days of receiving an invoice from AT&T.

         5. Term. The term of this Stipulation and Order with respect to Bridge only shall expire automatically on the following: (i) the effective date of Bridge's confirmed Plan of Reorganization (on the condition that the effective date is after all obligations contained in paragraphs 1.a through 1.d above are paid),  or (ii) the  closing  date of a sale of all of the assets of Bridge,  or
(iii) the closing date of a final sale, in a series of sales, of all of the assets of Bridge, or (iv) conversion of Bridge's Chapter 11 proceeding to a Chapter 7 proceeding. Upon the happening of an event listed in sub-parts (i) through (iv) of this paragraph, AT&T may apply any security deposit or remaining weekly pre-payment to any outstanding amounts due and owing to AT&T by Bridge/Savvis (excluding pre-petition Bridge direct accounts), and shall refund to Bridge any remaining portion of any weekly pre-payment or security deposit paid by Bridge. In the event that AT&T continues to provide local and/or

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

long distance services to Bridge post-sale, post-confirmation or post-conversion, AT&T reserves its right to request additional adequate assurances from Bridge. The term of this Stipulation and Order with respect to Savvis only shall expire automatically on the following: (i) the effective date of Bridge's confirmed Plan of Reorganization (on the condition that the effective date is after all obligations contained in paragraphs 1.a through 1.d above are paid), or (ii) conversion of Bridge's Chapter 11 proceeding to a Chapter 7 proceeding. Upon the happening of an event listed in sub-parts (i) and
(ii) of this paragraph, AT&T may apply any security deposit or remaining weekly pre-payment to any outstanding amounts due and owing to AT&T by Bridge/Savvis (excluding pre-petition Bridge direct accounts). In the event that AT&T continues to provide local and/or long distance services to Savvis post-confirmation or post-conversion, Savvis shall provide AT&T with an additional security deposit in the amount of $3,600,000 within five (5) days of the happening of an event set forth in sub-parts (i) or (ii) above.
Bridge/Savvis's obligations to make the Undisputed Arrears Payments shall survive such termination of this Stipulation and Order.

         6. Reservation of Rights, Assignment. Except as expressly provided herein, AT&T reserves and preserves all rights under applicable agreements, the Bankruptcy Code and applicable law, including tariffs. This Stipulation and Order shall be binding upon Bridge, Savvis and AT&T, and their respective successors and assigns, including, but not limited to, any trustee appointed or elected pursuant to the Bankruptcy Code or any subsequent bankruptcy proceeding commenced by Savvis; provided however, that Bridge and Savvis shall not be permitted to assign, subcontract, or transfer any part of the benefits they receive under and contract or

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agreement with AT&T,  the tariffs,  or this  Stipulation  and Order to any third party without the express written consent of AT&T, or through compliance with the assumption and cure provisions of 11 U.S.C. ss.365 and applicable law, including tariffs filed by AT&T, and satisfaction of AT&T's claims; and further provided however, this Stipulation and Order shall not be binding upon any assignee of any agreements or contracts between AT&T and Bridge pursuant to the assumption provisions of 11 U.S.C. ss. 365. AT&T reserves the right to request security deposits and/or pre-payments from any assignee of the benefits they receive under and contract or agreement with AT&T, the tariffs, or this Stipulation and Order

         7. AT&T reserves any and all rights with respect to New Services requested by Bridge and Savvis that were not in existence at the time of the Petition Date including, but not limited to, requests for additional security deposits relative to the New Services and/or denial of Bridge's and/or Savvis's request for New Services.

         8. Regardless of the identity of the payor of the amounts paid pursuant to the terms of this Stipulation and Order, all payments made pursuant to this Stipulation and Order are hereby authorized by this Court pursuant to Section 105 and 363 of the Bankruptcy Code and shall not be subject to avoidance in these proceedings or in any subsequent proceedings filed by or against Bridge or Savvis.

         9. This Stipulation and Order is subject to and shall become binding upon the approval of the Bankruptcy Court. In the event that the Bankruptcy Court does not approve this Stipulation and Order, the Parties shall be returned to their respective positions, except that any monies received by AT&T pursuant to the terms of this Stipulation and Order shall only be subject to disgorgement upon further Order of the Bankruptcy Court.

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


         10. The Bankruptcy Court shall retain jurisdiction to hear any and all disputes arising from this Stipulation and Order.

         11. This Stipulation and Order may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Facsimile signatures shall be deemed

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


original signatures for purposes of this Stipulation and Order, with original signatures to follow at a later date.

Dated:  April 9, 2001                       LOWENSTEIN SANDLER
                                            65 Livingston Avenue
                                            Roseland, New Jersey
                                            (973) 597-2594

                                            By:      /s/ Vincent A. D'Agostino
                                                ------------------------------
                                                        Vincent A. D'Agostino
                                                      Attorneys for AT&T Corp.


Dated:  April 9, 2001                       CLEARY, GOTTLIEB, STEEN &
                                              HAMILTON
                                            One Liberty Plaza
                                            New York, New York  10006
                                            (212) 225-2000


                                            By:      /s/ Thomas J. Moloney
                                                ------------------------------
                                                        Thomas J. Moloney
                                                      Attorneys for Debtors


Dated:  April 9, 2001                       THOMPSON COBURN LLP
                                            One Firstar Plaza
                                            St. Louis, Missouri  63101
                                            (314) 552-6000


                                            By:      /s/ Robert Brownlee
                                                ------------------------------
                                                        Robert Brownlee
                                             Attorneys for Savvis Communications
                                                          Corporation


                                      ORDER
         IT IS SO ORDERED.

DATED:     /s/ David P. McDonald
         ------------------------------------
         UNITED STATES BANKRUPTCY COURT JUDGE

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